Exhibit 99.1

                             For Release: March 1, 2013

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

www.firstenergycorp.com

FIRSTENERGY ANNOUNCES SATISFACTION OF FINANCING CONDITION FOR TENDER OFFERS

AKRON, OH (March 1, 2013) –FirstEnergy Corp. (NYSE: FE) (“FirstEnergy”) today announced that the financing condition related to the previously announced tender offers by FirstEnergy Solutions Corp. (“FES”) and Allegheny Energy Supply Company, LLC (“AE Supply” and together with FES, the “Companies”) to purchase for cash any and all outstanding 5.75% Notes due 2019 issued by AE Supply, any and all outstanding 6.75% Notes due 2039 issued by AE Supply, any and all outstanding 6.80% Senior Notes due 2039 issued by FES (each of the foregoing an “Any and All Offer”), and up to the Maximum Tender Amount (as defined below) of the 6.05% Senior Notes due 2021 (the “6.05% Notes” and, collectively with each series of notes subject to the Any and All Offers, the “Notes”) issued by FES (the “Maximum Tender Offer”), has been satisfied by FirstEnergy’s entry into an agreement on February 28, 2013 to issue and sell $1.5 billion aggregate principal amount of its senior unsecured notes (the “FirstEnergy Notes”) in a registered public offering. As previously disclosed, FirstEnergy and the Companies intend to use the proceeds from the FirstEnergy Notes and/or borrowings by FES and AE Supply from the intercompany money pool among FirstEnergy’s unregulated subsidiaries to fund the consideration to be paid in respect of the Any and All Offers and the Maximum Tender Offer.

The Maximum Tender Offer is subject to an aggregate purchase limit of $1,080,000,000 in aggregate principal amount of 6.05% Notes less the aggregate principal amount of Notes purchased in the Any and All Offers (the “Maximum Tender Amount”). The Any and All Offers will expire at 5:00 p.m., New York City time, on March 13, 2013 and the Maximum Tender Offer will expire on 11:59 p.m., New York City time, on March 27, 2013, in each case unless extended or earlier terminated by the Companies on the terms set forth in the Offer to Purchase.

The tender offers are being made pursuant to the Offer to Purchase and related Letter of Transmittal, each dated February 28, 2013, which set forth a more detailed description of the tender offers.

Information relating to the Offers

In connection with the tender offers, FES and AE Supply have retained Goldman, Sachs & Co., Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., KeyBanc Capital Markets Inc., Santander Investment Securities Inc. and Scotia Capital (USA) Inc. to serve as Dealer Managers for the tender offers. Bondholder Communications Group, LLC has been retained to serve as the Information and Tender Agent for the tender offers.

For additional information regarding the terms of the tender offers, please contact: Goldman, Sachs & Co. at 800-828-3182 (toll free) or 212-902-5183 (collect) or Morgan Stanley at 800-624-1808 (toll free) or 212-761-1057 (collect). Requests for documents and questions regarding the tender of Notes may be directed to the Information and Tender Agent at 888-385-2663 (toll free) or 212-809-2663 (collect).

The respective obligations of FES and AE Supply to accept any Notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase and related Letter of Transmittal. None of the Companies, FirstEnergy, the Dealer Managers or the Information and Tender Agent is making any recommendations to holders of Notes as to whether to tender or refrain from tendering their Notes in the tender offers. Holders of Notes must decide how many Notes they will tender, if any.

This news release is not an offer to purchase or a solicitation of an offer to sell any securities. FES or AE Supply may, subject to applicable law, amend, extend or terminate the tender offers. Each tender offer is being made only pursuant to the Offer to Purchase and related Letter of Transmittal that the Companies are distributing to holders of the Notes. The tender offers are not being made in any jurisdiction in which such tender offers, solicitation or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offers are required to be made by a licensed broker or dealer, they shall be deemed to be made by the Dealer Managers on behalf of the Companies.

Information relating to the FirstEnergy Notes

A registration statement relating to the FirstEnergy Notes has been filed, and became effective upon filing, with the U.S. Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy any FirstEnergy Notes nor shall there be any sales of any FirstEnergy Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering of FirstEnergy Notes may be made only by means of a prospectus supplement and accompanying prospectus forming part of the effective registration statement. Copies of the prospectus supplement and the accompanying prospectus, when available, can be obtained from: J.P. Morgan Securities LLC by calling collect at 1-212-834-4533, Morgan Stanley & Co. LLC by calling toll-free at 1-866-718-1649 or RBS Securities Inc. by calling toll-free at 1-866-884-2071.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation’s largest investor-owned electric systems, serving customers in Maryland, Ohio, Pennsylvania, New Jersey, New York and West Virginia. Its generation subsidiaries control more than 20,000 megawatts of capacity from a diversified mix of scrubbed coal, non-emitting nuclear, natural gas, hydro, pumped-storage hydro and other renewables. Follow FirstEnergy on Twitter @FirstEnergy Corp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases, the uncertainties of various cost recovery and cost allocation issues resulting from ATSI’s realignment into PJM, economic or weather conditions affecting future sales and margins, regulatory outcomes associated with Hurricane Sandy, changing energy, capacity and commodity (including, but not limited to, coal, natural gas and oil) market prices and availability and their impact on retail margins, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of our regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water discharge, water intake and coal combustion residual regulations, the potential impacts of CAIR, and any laws, rules or regulations that ultimately replace CAIR, and the effects of the EPA’s MATS rules including our estimated costs of compliance, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units), the uncertainties associated with the deactivation of certain older unscrubbed regulated and competitive fossil units, including the impact on vendor commitments, and the timing thereof as they relate to, among other things, the RMR arrangements and the reliability of the transmission grid, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC or as a result of the incident at Japan’s Fukushima Daiichi Nuclear Plant), adverse legal decisions and outcomes related to ME’s and PN’s ability to recover certain transmission costs through their TSC riders, the impact of future changes to the operational status or availability of our generating units, the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates, changes in customers’ demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates, the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to successfully complete the proposed West Virginia asset transfer and to improve our credit metrics, our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the Regulated Distribution segment and to continue to successfully implement our direct retail sales strategy in the Competitive Energy Services segment, changing market conditions that could affect the measurement of liabilities and the value of assets held in our NDTs, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with our financing plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries, actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries’ access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business, issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business, the risks and other factors discussed from time to time in our SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on the business of FirstEnergy or the Companies or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy and the Companies expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

www.firstenergycorp.com

News Media: Tricia Ingraham, +1-330-384-5247, Investor Relations: Irene Prezelj, +1-330-384-3859